UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2019

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	ANFC	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

On August 12, 2019, Black Ridge Oil & Gas, Inc. (the “Company” or “Black Ridge”) (OTCQB: ANFC) announced the closing of a merger effective August 9, 2019 involving the Company’s sponsored purpose acquisition company, Black Ridge Acquisition Corp. (“BRAC”) (NASDAQ: BRAC, BRACU, BRACW, BRACR) (the “Closing”). As previously announced, BRAC entered into an Agreement and Plan of Reorganization, dated as of December 19, 2018 (the “Agreement”), with Black Ridge Merger Sub Corp. (“Merger Sub”), Allied Esports Media, Inc. (f/k/a Allied Esports Entertainment, Inc.) (“AEM”), Noble Link Global Limited (“Noble”), Ourgame International Holdings Ltd. (“Ourgame”), and Primo Vital Ltd. (“Primo”). Pursuant to the Agreement, on the closing date, Noble merged with and into AEM (the “Redomestication Merger”) with AEM being the surviving entity of the Redomestication Merger, and immediately after the Redomestication Merger, Merger Sub merged with and into AEM (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”), with AEM being the surviving entity of the Transaction Merger and becoming a wholly-owned subsidiary of BRAC.

On August 9, 2019, BRAC held a special meeting of stockholders (the “Special Meeting”), at which the BRAC stockholders considered and adopted, among other matters, a proposal to approve the Agreement and the transactions contemplated thereby, including the Mergers. Pursuant to the terms and subject to the conditions set forth in the Agreement, as amended by the Amendment described in the Company’s Current Report on Form 8-K filed August 6, 2019 (collectively, the “Merger Agreement”), following the Special Meeting, on August 9, 2019 (the “Closing Date”), Noble merged with and into AEM with AEM being the surviving entity of the Redomestication Merger, and immediately after the Redomestication Merger, Merger Sub merged with and into AEM, with AEM being the surviving entity of the Transaction Merger and becoming a wholly-owned subsidiary of BRAC.

As a result of the Mergers, BRAC is now the owner of Allied Esports and WPT. Allied Esports is a premier esports entertainment company with a global network of dedicated esports properties and content production facilities. WPT is the creator of the World Poker Tour – the premier name in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online and mobile. Following the closing, BRAC was renamed Allied Esports Entertainment, Inc.(“Allied Esports”) and there are 23,088,700 shares of Allied Esports’s common stock issued and outstanding. The common stock and warrants of Allied Esports commenced trading on the Nasdaq Capital Market under the symbols “AESE” and “AESEW,” respectively, on August 12, 2019.

Upon the closing of the merger, Black Ridge owns 2,685,500 shares of Allied Esports common stock (“Sponsor Shares”) representing approximately 11.6% of the outstanding shares of BRAC. Black Ridge has granted distribution rights to 20% of the Sponsor Shares, or 537,100 shares, of to its officers and directors under the 2018 Management Incentive Plan detailed in the Form 8-K dated March 6, 2018. Black Ridge is evaluating plans for the remaining Sponsor Shares which could include a distribution of some or all of the Sponsor Share proceeds. In conjunction with the Closing, Black Ridge also received a partial repayment of its loans from BRAC in the amount of $180,000.

A detailed description of the transaction can be found in a Current Report on Form 8-K filed by Allied Esports with the Securities and Exchange Commission on August 15, 2019. Interested parties can obtain a copy of the Form 8-K, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: August 16, 2019

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